EXHIBIT 11

                                    ANDREW CORPORATION
                             COMPUTATION OF EARNINGS PER SHARE
                         (In thousands, except per share amounts)
                                          Three Months Ended  Six Months Ended
                                               March 31           March 31
                                          -----------------   -----------------
                                           1996      1995      1996      1995
                                          -------   -------   -------   -------
PRIMARY EARNINGS PER SHARE
Average shares outstanding                 60,100    59,277    60,085    59,169

Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                  824     1,491       775     1,422
                                          -------   -------   -------   -------
TOTAL                                      60,924    60,768    60,860    60,591
                                          =======   =======   =======   =======
Net income                                $18,292   $14,129   $35,203   $26,083
                                          =======   =======   =======   =======
Per share amount                          $  0.30   $  0.23   $  0.58   $  0.43
                                          =======   =======   =======   =======

FULLY DILUTED EARNINGS PER SHARE (NOTE)
Average shares outstanding                 60,100    59,277    60,085    59,169

Net effect of dilutive stock options--
  based on the treasury method
  using ending market price                 1,023     1,547     1,023     1,547
                                          -------   -------   -------   -------
TOTAL                                      61,123    60,824    61,108    60,716
                                          =======   =======   =======   =======
Net income                                $18,292   $14,129   $35,203   $26,083
                                          =======   =======   =======   =======
Per share amount                          $  0.30   $  0.23   $  0.58   $  0.43
                                          =======   =======   =======   =======

NOTE: This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9038 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.